EXHIBIT 10.35

Form of Performance Stock Unit Award Agreement

PERFORMANCE STOCK UNIT AWARD AGREEMENT

DATA I/O CORPORATION

91-0864123

6645 185th Ave NE, Suite 100

Redmond, WA 98052

This PERFORMANCE STOCK UNIT AWARD AGREEMENT (the "Agreement") is made as of the grant date specified in the accompanying statement dated ______________, 20__ (the "Grant Date") & Grant #, by and between Data I/O Corporation, a Washington corporation (the "Company"), and the Participant listed in the signature page of this Agreement ("Participant"). The PSU Award (as defined below) is subject to the terms and conditions set forth in this PSU Award Agreement and in the Data I/O Corporation 2023 Omnibus Incentive Compensation Plan, (the "Plan"). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Plan.

The Performance Stock Units (“PSUs”) granted to the Participant shall be credited to an account in the Participant’s name. This account shall be a record of book‑keeping entries only and shall be utilized solely as a device for the measurement and determination of the number of Shares to be issued to or in respect of the Participant pursuant to this Agreement. The Company’s obligation with respect to settlement of PSUs is an unsecured and unfunded obligation. Neither the Plan nor this PSU Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and Participant or any other person or entity. Any rights under the Plan and this PSU Agreement shall have no greater priority than those of an unsecured creditor of the Company.

1. Award and Vesting. The Company hereby grants to Participant a performance stock unit award (the "PSU Award”) for that number of performance stock units (the "Units") as detailed in the accompanying statement (the “Target Number of PSUs”). Each Unit represents the right to receive one share of common stock, no par value per share, of the Company (a “Share”), or cash equal to the Fair Market Value of a Share, upon satisfaction of the vesting conditions set forth in this Agreement and subject to the terms of the Plan and this Agreement. The PSU Award represents the right to receive Shares (or cash equal in value to the Shares) only if and when both the performance vesting conditions and continued service vesting conditions have been satisfied or waived.

(a) Performance Vesting Conditions. Exhibit A to this PSU Agreement sets forth the performance conditions, the performance period over which performance is measured, and the multiplier (if any) that may be used to adjust the Target Number of PSUs upward or downward based on the level of achievement of the performance conditions, determined as of the last day of the performance period.

(b) Continued Service Vesting Conditions. Unless otherwise provided in this Agreement, the Participant must remain in continuous employment or service with the Company or an Affiliate from the Grant Date through the last day of the performance period.

(c) Vesting Ceases if Participant’s Service is Terminated for Cause. Notwithstanding the preceding sections of this PSU Agreement, if the Participant is terminated for Cause, the vesting of Units will cease as of the date the Company learns of the behavior constituting Cause and all Units determined to be unvested as of such date will be forfeited. For purposes of this PSU Agreement, “Cause” means dishonesty, fraud, misconduct, disclosure of confidential information, conviction of, or a plea of guilty or no contest to, a felony under the laws of the United States or any state thereof, habitual absence from work for reasons other than illness, intentional conduct which causes significant injury to the Company or an Affiliate, habitual abuse of alcohol or a controlled substance, in each case as determined by the Committee, and the Committee’s determination shall be conclusive and binding.

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2. Restrictions on Transfer. The Units may not be sold, assigned, transferred or pledged, other than by will or the laws of descent and distribution, and any such attempted transfer shall be void.

3. Forfeiture. Except as otherwise provided in Sections 3(a) through 3(d) hereof, if the Participant ceases to be employed by or provide services to the Company or any Affiliate (whether or not terminated for Cause) prior to the last day of the performance period, the Participant's rights to all of the unvested Units (and the unvested Shares subject to such Units) shall be immediately and irrevocably forfeited. Upon forfeiture, Participant will no longer have any rights relating to the unvested Units (and the unvested Shares subject to such Units).

(a) Participant’s Termination of Employment or Services Due to Death or Disability. If the Participant remains in continuous service with the Company or an Affiliate until the Participant’s employment or service is terminated due to death or Disability prior to the last day of the performance period, any unvested Units will not be forfeited, but instead will remain outstanding and eligible to become vested at the end of the performance period if and to the extent that performance conditions have been satisfied.

(b) Participant’s Termination of Employment or Services Due to Involuntary Termination in the Absence of a Change in Control. If the Participant remains in continuous service with the Company or an Affiliate from the Grant Date until the Participant experiences an Involuntary Termination of employment or service by the Company without Cause prior to the last day of the performance period, then a pro rata portion of the Target Number of PSUs that are unvested shall not be forfeited, but instead will remain outstanding and eligible to become vested at the end of the performance period if and to the extent that performance conditions have been satisfied. The pro rata number of the Units that are not forfeited and will remain eligible to become vested at the end of the performance period (subject to any adjustments based on level of achievement of the performance measures) shall be determined by multiplying the Target Number of PSUs by a fraction, the numerator of which is the number of days of the Participant’s service with the Company or an Affiliate from the Grant Date to the date of the Involuntary Termination, and the denominator of which is the number of days from the Grant Date to last day of the performance period. “Involuntary Termination” means the involuntary termination of the Participant’s service by the Company or by the Affiliate that employs the Participant, or by the other party to a transaction constituting a Change in Control, in each case for reasons other than Cause; or (ii) the voluntary resignation of the Participant following (A) a change in the Participant’s position with the Company (or with its successor or the Affiliate employing the Participant), or with the other party to the transaction constituting a Change of Control, that materially reduces the Participant’s level of authority or responsibility, or (B) a reduction in the Participant’s compensation (including base salary, fringe benefits and participation in bonus or incentive programs based on individual or corporate performance) by more than 20%.

(c) Change of Control. If the Participant remains in continuous service with the Company or an Affiliate until a Change of Control (as defined in the Plan) that occurs before the last day of the performance period, and the Participant’s Units are neither assumed nor substituted nor replaced with similar rights (or cash equivalents thereof), then, upon consummation of the Change in Control, 100% of the unvested Units shall become fully vested and settled/paid at that time. If the Participant’s Units are assumed or substituted or replaced with similar rights, then notwithstanding such assumption, substitution of replacement (i) 25% of the unvested Units shall become vested (and settled/paid) upon the Change of Control, and (ii) if the Participant experiences an Involuntary Termination without Cause within 12 months following the Change of Control and before the last day of the performance period, then the Target Number of PSUs will become vested and settled/paid at the time of such Involuntary Termination.

(d) Retirement. If the Participant retires after having attained the age of 62 with five years of service with the Company or an Affiliate, or after having attained age 55 with ten years of service with the Company or an Affiliate, in either case after having given the Company six months prior written notice of such retirement, then provided the Participant continues service to the Company or an Affiliate through the designated retirement date (or such modified retirement date as determined by the Committee), the Committee shall have the discretion, but not the obligation, to waive the continued service vesting conditions or deem them satisfied with respect to some or all of the unvested Units. In such case, the Units will not be forfeited, but instead will remain outstanding and eligible to become vested at the end of the performance period if and to the extent that performance conditions have been satisfied.

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4. Issuance of Shares. Except as otherwise provided herein, as soon as administratively practicable following the end of the performance period, the Company will determine the extent to which performance conditions have been satisfied, and as soon as possible thereafter, but in all cases by March 15th of the year immediately following the year in which the last day of the performance period occurs, the Company shall cause to be issued to the Participant, or to the Participant ’s legal representatives, beneficiaries or heirs, as the case may be, one Share (or cash equal to the Fair Market Value of a Share) in settlement of each vested Unit (as determined based on level of achievement of performance conditions). If, pursuant to this Agreement, PSUs become fully vested prior to the end of the Performance Period (for example upon Involuntary Termination following a Change in Control, or upon the Committee’s discretion under the Plan to waive all vesting conditions or deem them satisfied), then the Company immediately will determine the number of Units that have become vested, and as soon as possible thereafter, but in all cases by March 15th of the year immediately following the year in which the Units became fully vested, the Company shall cause to be issued to the Participant, or to the Participant’s legal representatives, beneficiaries or heirs, as the case may be, one Share (or cash equal to the Fair Market Value of a Share) in settlement of each vested Unit. For greater certainty, in all cases PSUs awarded under this Agreement will be settled and paid out as soon as practical following the time at which they are no longer subject to a substantial risk of forfeiture, and in any event by March 15th of the year immediately following the year in which the Units are no longer subject to a substantial risk of forfeiture. The number of Shares issued shall equal the number of Units vested, reduced as necessary to cover the Withholding Obligations.

5. Tax Withholding. In order to comply with all applicable federal, state, local or foreign income tax laws or regulations (the “Withholding Obligations”), the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. Unless the Committee determines otherwise, the Company will withhold a portion of the Shares otherwise to be delivered upon settlement of the Units with a Fair Market Value equal to the amount of such taxes (subject to any applicable limitations to avoid adverse accounting treatment) (a “net settlement”). For greater certainty, in the event of a net settlement, the Company will not deliver to the Participant any fractional Shares (or equivalent cash value) remaining after reduction for the Withholding Obligations; rather, any remaining fractional Shares will be cancelled without payment. The Company may establish procedures to ensure satisfaction of all applicable Withholding Obligations arising in connection with this Agreement. If the Committee determines that net settlement will not apply, the Participant hereby authorizes the Company, at its sole discretion and subject to any limitations under applicable law, to satisfy any such Withholding Obligations by (1) withholding from the wages and other cash compensation payable to the Participant or by causing the Participant to tender a cash payment or other Shares to the Company; or (2) selling on the Participant’s behalf (using any brokerage firm determined acceptable to the Company for such purpose) a portion of the Shares issued in settlement of the Units as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Withholding Obligations. The Participant shall be responsible for all brokerage fees and other costs of sale, and the Participant further agrees to indemnify and hold the Company harmless from any losses, costs, damages or expenses relating to any such sale. The Company may refuse to deliver Shares if the Participant fails to comply with the Participant’s obligations in connection with the Withholding Obligations described in this paragraph.

6. Rights as Shareholder. Units are not actual Shares, and only represent a right to receive Shares according to the terms and conditions set forth herein and the terms of the Plan. Accordingly, the issuance of a Unit shall not entitle the Participant to any of the rights or benefits generally accorded to shareholders unless and until a Share is actually issued.

7. U.S. Securities Restrictions. The Company may require from the Participant such investment representation, undertaking or agreement, if any, as the Company may consider necessary in order to comply with applicable laws and policies of any applicable Exchange. The Participant understands and acknowledges that Shares to be issued settlement of the PSUs may be issued subject to any restrictive legend or other transfer restrictions as may be required by applicable securities laws and stock exchange requirements.

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8. Miscellaneous.

(a) Subject to Plan. This PSU Award is subject to the terms and conditions of the Plan, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, this Award is subject to the rules and regulations promulgated pursuant to the Plan, now or hereafter in effect. A copy of the Plan will be furnished upon request of the Participant and it may be found via the exhibit index in our current Annual Report on Form 10-K on dataio.com or sec.gov websites.

(b) No Right to Continued Service. This Agreement shall not confer on the Participant any right with respect to continuance of service to the Company, nor will it interfere in any way with the right of the Company to terminate such service at any time.

(c) Governing Law; Venue. The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Washington. Any party bringing a legal action or proceeding against any other party arising out of or relating to this PSU Award Agreement may bring the legal action or proceeding in the United States District Court for the Western District of Washington or in any court of the State of Washington sitting in King County. Each party waives, to the fullest extent permitted by law (i) any objection it may now or later have to the laying of venue of any legal action or proceeding arising out of or relating to this PSU Award Agreement brought in a court described in the preceding sentence and (ii) any claim that any legal action or proceeding brought in any such court has been brought in an inconvenient forum.

(d) Section 409A Provisions. The Units and the issuance of Shares (or payment of cash) under this PSU Agreement are intended to be exempt from the application of section 409A of the Internal Revenue Code, as amended ("Section 409A") by reason of the short-term deferral exemption set forth in Treasury Regulation §1.409A-l(b)(4). Notwithstanding anything in the Plan or this PSU Agreement to the contrary, to the extent that any amount or benefit hereunder that constitutes "deferred compensation" to the Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to the Participant under the Plan or this Agreement solely by reason of the occurrence of a Change in Control or due to the Participant's Disability or termination of employment, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet the definition of a change in ownership or control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution of deferred compensation that otherwise would be made to a Participant who is a specified employee as defined in Section 409A(a)(2)(B) of the Code on account of separation from service may not be made before the date which is six months after the date of the specified employee's separation from service (or if earlier, upon the Participant’s death), unless the payment or distribution is exempt from the application of Section 409A by reason of the short term deferral exemption or otherwise.

(e) Clawback, Recoupment, Company Policies. Units and Shares and/or cash delivered in settlement of Units awarded hereunder shall be subject to recovery or other penalties pursuant to (i) any Company clawback policy, as may be adopted or amended from time to time, or (ii) any applicable law, rule or regulation or applicable stock exchange rule, including, without limitation, Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable stock exchange listing rule adopted pursuant thereto. In addition, this PSU Award Agreement and all compensation awarded under this PSU Award Agreement shall be subject to the terms of any noncompetition, confidentiality or nondisclosure policies or agreements as may be in place between the Participant and the Company or any Affiliate from time to time.

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(f) Entire Agreement. This PSU Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(g) Dividend Equivalents. Dividend equivalents on unvested PSUs will be credited to the notional PSU account of the Participant and will be subject to the same terms and conditions, including vesting and time of settlement, as the underlying PSUs to which they relate.

(h) Acknowledgment. The grant of PSUs hereunder shall not be effective until the Participant dates and signs the form of acknowledgment below and returns a signed copy or otherwise signs pursuant to any method of electronic acceptance approved by the Company or made available to the Participant through the platform of any third-party administrator or record-keeper retained by the Company to administer Awards granted under the Plan. By Participant’s signature and the signature of the Company’s representative, the Participant and the Company agree that this PSU Award is granted under and governed by the terms and conditions of the Data I/O Corporation 2023 Omnibus Incentive Compensation Plan and this PSU Award Agreement.

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IN WITNESS WHEREOF, the Company and Participant have executed this Agreement on the date set forth in the accompanying statement.

DATA I/O CORPORATION	PARTICIPANT

By	Signature

Its	Printed/Typed Name

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EXHIBIT A

TO

PERFORMANCE STOCK UNIT AWARD AGREEMENT

Performance Period Begins: January 1, 202_

Performance Period Ends: December 31, 202_

Target Number of PSUs: _________________

Subject to the provisions of the Plan, PSUs allocated to the Participant pursuant to this PSU Award Agreement, including dividend equivalent Units allocable to PSUs granted under this PSU Award Agreement, if any, shall become vested on the last day of the Performance Period, provided the performance measures set forth below have been satisfied and the Participant has remained in continuous service with the Company or an Affiliate through the last day of the Performance Period (or as otherwise provided under the Plan). The final award number of PSUs will be determined by multiplying the Target Number of PSUs by the applicable multiplier factor set forth below.

Achievement Levels	Vested PSUs Payout
nil
.5 x Target Number of PSUs
1.0 x Target number of PSUs
1.5 x Target Number of PSUs

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